Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT

FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”), dated as of June 30, 2016, among SKINNYPOP POPCORN LLC (formerly known as TA MIDCO 1, LLC), a Delaware limited liability company (the “Borrower”), AMPLIFY SNACK BRANDS, INC. (formerly known as TA HOLDINGS 1, INC.), a Delaware corporation (“Holdings”), the other Guarantors party hereto, the Lenders party hereto, and JEFFERIES FINANCE LLC, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, each such Lender party to the Credit Agreement immediately prior to giving effect to this Fifth Amendment (the “Existing Lenders”, and together with JPMorgan Chase Bank, N.A., the “Lenders”), the Administrative Agent and the other parties thereto are parties to that certain Credit Agreement, dated as of July 17, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of August 18, 2014, that certain Second Amendment to Credit Agreement, dated as of December 23, 2014, that certain Third Amendment to Credit Agreement, dated as of May 29, 2015 and that certain Fourth Amendment to Credit Agreement, dated as of August 4, 2015 (the “Credit Agreement”);

WHEREAS, the Borrower has previously notified the Administrative Agent, in accordance with Section 2.20(a) of the Credit Agreement, that it is requesting a 2016 Revolving Commitment Increase in an aggregate principal amount of $15,000,000 (the “2016 Revolving Commitment Increase);

WHEREAS, each of the Borrower and each Revolving Commmitment Increase Lender (as defined below) party hereto desires to amend the Credit Agreement to effect the 2016 Revolving Commitment Increase, the proceeds of which will be used in accordance with Section 5.10 of the Credit Agreement (such transactions on the Fifth Amendment Effective Date, the “Transactions”);

WHEREAS, each Person indicated on Schedule 1 hereto (each, a “2016 Revolving Commitment Increase Lender”) has advised the Borrower and the Administrative Agent it is willing (and hereby commits) to provide the 2016 Revolving Commitment Increase in the amount set forth opposite such 2016 Revolving Commitment Increase Lender’s name on Schedule 1 hereto, in each case, subject to the terms and conditions set forth herein and in the Credit Agreement;

WHEREAS, the Revoving Commitments of the 2016 Revolving Commitment Increase Lenders made pursuant to this 2016 Revolving Commitment Increase shall be on terms and conditions identical to the Revolving Commitments made on the Closing Date; and

WHEREAS, the Borrower has requested that the Administrative Agent and the 2016 Revolving Commitment Increase Lenders consent to the Transactions and the amendment of certain terms and provisions of the Credit Agreement as set forth herein, and, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the 2016 Revolving Commitment Increase Lenders signatory hereto are willing to do so, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed:

I.	2016 Revolving Commitment Increase.

A. Pursuant to Section 2.20 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section IV.E hereof, on and as of the Fifth Amendment Effective Date (as defined below):

1. Subject to the terms and conditions set forth herein and in the Credit Agreement, each 2016 Revolving Commitment Increase Lender hereby agrees to provide the 2016 Revolving Commitment Increase to the Borrower on the Fifth Amendment Effective Date in the amount set forth opposite such 2016 Revolving Commitment Increase Lender’s name on Schedule 1 hereto.

2. Each 2016 Revolving Commitment Increase Lender hereby agrees that upon, and subject to, the occurrence of the Fifth Amendment Effective Date, such 2016 Revolving Commitment Increase Lender shall be deemed to be, and shall become, a “Lender” under, the Credit Agreement and the other Loan Documents with respect to its Revolving Commitment hereunder. From and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “Revolving Commitments” shall include Revolving Commitments as increased by this 2016 Revolving Commitment Increase.

3. From and after the Fifth Amendment Effective Date, the Revolving Commitments made pursuant to this Amendment shall for all purposes of the Loan Documents be deemed to be “Revolving Commitments.” From and after the Fifth Amendment Effective Date, any loans extended utilizing 2016 Revolving Commitment Increase made pursuant to this Amendment shall be designated as, and for all purposes of the Loan Documents shall be deemed to be, “Revolving Loans” and “Loans”. The 2016 Revolving Commitment Increase (including any Revolving Loans extended utilizing the 2016 Revolving Commitment Increase) shall have terms and provisions (and be subject to documentation) (including with respect to security interests and guarantees, but excluding upfront fees, original issue discount or similar fees) that are identical to those of the existing Revolving Commitments (including any Revolving Loans extended utilizing the existing Revolving Commitments) prior to giving effect to this Amendment.

4. Each 2016 Revolving Commitment Increase Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fifth Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other 2016 Revolving Commitment Increase Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

B. For purposes of the Credit Agreement, the Fifth Amendment Effective Date shall be considered an “Incremental Revolving Facility Closing Date” and this Fifth Amendment shall be considered an “Incremental Revolving Facility Amendment”.

C. Each Revolving Lender immediately prior to the Fifth Amendment Effective Date (the “Existing Revolving Lenders”) will automatically and without further act be deemed to have assigned to each 2016 Revolving Commitment Increase Lender, and each such 2016 Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Existing Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to the 2016 Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each Revolving Lender (including each such 2016 Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage. On the Fifth Amendment Effective Date, each 2016 Revolving Commitment Increase Lender will promptly purchase (for cash at face value) assignments of portions of outstanding existing Revolving Loans of the Existing Revolving Lenders so that, after giving effect thereto, all Revolving Loans are held by the Revolving Lenders in accordance with their then-current Applicable Percentages. Any such assignments shall be effected in accordance with the provisions of Section 9.04; provided that the parties hereto hereby consent to such assignments and the minimum assignment amounts and processing and recordation fee set forth in Section 9.04(b) shall not apply thereto. On the Fifth Amendment Effective Date, the Borrower will pay to the Administrative Agent, for the accounts of the Existing Revolving Lenders, accrued and unpaid interest on the principal amounts of their existing Revolving Loans. The Administrative Agent and the Lenders party hereto hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in the Credit Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

II. Additional Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section IV.E hereof, on and as of the Fifth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

A. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the proper alphabetical order:

““Fifth Amendment” means the Fifth Amendment to Credit Agreement, dated as of June 30, 2016, by and among the Borrower, Holdings, the Administrative Agent, and the Lenders party thereto.”

““Fifth Amendment Effective Date” means July 1, 2016.”

B. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Revolving Commitment” set forth therein in its entirety as follows:

““Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to

Section 2.08, (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Refinancing Amendment and (c) increased pursuant to an Incremental Revolving Facility Amendment. The amount of each Lender’s Revolving Commitment as of the Fifth Amendment Effective Date is set forth on Schedule 2 of the Fifth Amendment. The aggregate amount of the Lenders’ Revolving Commitments as of the Fifth Amendment Effective Date is $40,000,000.”

III. Consent and Acknowledgment. As of the Fifth Amendment Effective Date, in reliance upon the representations and warranties of the Loan Parties set forth in the Credit Agreement and in this Fifth Amendment, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, the Administrative Agent and the Lenders signatory hereto consent to the amendments to the Credit Agreement as set forth in Sections I and II of this Fifth Amendment.

IV. Miscellaneous Provisions.

A. In order to induce the undersigned to enter into this Fifth Amendment, each Loan Party hereby represents and warrants to the Lenders on and as of the Fifth Amendment Effective Date that:

1. Each Loan Party is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority to, except as would not reasonably be expected to have a Material Adverse Effect, carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under the Fifth Amendment Loan Documents (as defined herein) to which it is a party and to effect the Transactions and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

2. The performance of this Fifth Amendment is within such Loan Party’s organizational powers and has been duly authorized by all necessary corporate or other organizational action on the part of such Loan Party. This Fifth Amendment has been duly executed and delivered by such Loan Party and constitutes, and each other Loan Document to which such Loan Party is a party as of the Fifth Amendment Effective Date, constitutes, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

3. The performance of the transactions contemplated by this Fifth Amendment and the execution and delivery of this Fifth Amendment (a) do not require any consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority or third party, except (i) such as have been obtained or made and are in full force and effect and (ii) consents, approvals, exemptions, authorizations, registrations, filings, permits or actions the failure of which to obtain or perform would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of such Loan Party, (c) will not violate or result in a default or require any consent or approval under any indenture, instrument, agreement, or other document binding upon such Loan Party or its property or to which such Loan Party or its property is subject, or give rise to a right thereunder to require any payment to be made by such Loan Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, (d) will not violate any Requirements of Law, except for violations that could not reasonably be expected to have a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of such Loan Party, except Liens created by the Security Documents and Liens permitted under the Loan Documents.

B. This Fifth Amendment is limited to the matters specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

C. This Fifth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Fifth Amendment by facsimile transmission or other electronic transmission (including .pdf) shall be as effective as delivery of a manually executed counterpart thereof.

D. The parties hereto hereby acknowledge and agree that this Fifth Amendment is a Loan Document and is subject to Sections 9.09 and 9.10 of the Credit Agreement, the terms of which are incorporated by reference herein, mutatis mutandis, as if set forth in their entirety herein.

E. This Fifth Amendment shall become effective on the date (“Fifth Amendment Effective Date”) when:

1. The Administrative Agent (or its counsel) shall have received (a) from the Borrower, Holdings and each 2016 Revolving Commitment Increase Lender, either (i) a counterpart of this Fifth Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Fifth Amendment) that such party has signed a counterpart of this Fifth Amendment and (b) to the extent requested by any 2016 Revolving Commitment Increase Lender prior to the Fifth Amendment Effective Date, promissory notes representing such 2016 Revolving Commitment Increase Lender’s Revolving Loans (the “Notes”, and clauses (a) and (b), collectively, the “Fifth Amendment Loan Documents”), each of which shall have been delivered (including by way of facsimile or other electronic transmission; provided, that signature pages to the Notes shall promptly after the Fifth Amendment Effective Date be delivered in original physical copy) to the Administrative Agent, c/o Proskauer Rose LLP, Eleven Times Square, New York, NY 10036, Attention: Andrew Eiger (facsimile number: 212-969-2900 / e-mail address: aeiger@proskauer.com).

2. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Fifth Amendment Effective Date) of Goodwin Procter LLP, in customary form and substance.

3. The Administrative Agent shall have received a certificate of each Loan Party, dated the Fifth Amendment Effective Date, substantially in the form of Exhibit E-1 to the Credit Agreement or such other form reasonably acceptable to the Administrative Agent with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph 4 of this Section.

4. The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Fifth Amendment Loan Documents to which it is a party, (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of the Fifth Amendment Loan Documents to which it is a party, certified as of the Fifth Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

5. The Administrative Agent shall have received (a) for the account of the 2016 Revolving Commitment Increase Lenders an upfront fee equal to 0.33% of the aggregate principal amount of the 2016 Revolving Commitment Increase as of the Fifth Amendment Effective Date and (b) to the extent estimated or invoiced prior to the Fifth Amendment Effective Date, payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by any Loan Party under Section 9.03(a) of the Credit Agreement.

6. The Lenders shall have received a certificate, substantially in the form of Exhibit E-2 to the Credit Agreement, from the chief financial officer or chief accounting officer or other officer with equivalent duties of the Borrower certifying as to the solvency of the Borrower and its Restricted Subsidiaries on a consolidated basis after giving effect to the Transactions.

7. [Reserved.]

8. The Administrative Agent shall have received a certificate, dated the Fifth Amendment Effective Date and signed by a Responsible Officer of the Borrower on behalf of each Loan Party, confirming compliance with the conditions precedent set forth in paragraphs 10 and 11 below.

9. The Borrower shall have paid, or have caused to be paid, to the Lenders with Revolving Commitments immediately prior to the Fifth Amendment Effective Date, all accrued interest and fees owing on such Revolving Commitments and the Revolving Loans outstanding immediately prior to the Fifth Amendment Effective Date to and until the Fifth Amendment Effective Date.

10. At the time of and immediately after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

11. The representations and warranties of each Loan Party contained in Section IV.A above and in the other Loan Documents shall be true and correct in all material respects on and as of the Fifth Amendment Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Fifth Amendment Effective Date or on such earlier date, as the case may be.

12. (x) The Senior Secured Leverage Ratio, calculated on a Pro Forma Basis immediately after giving effect to the 2016 Revolving Commitment Increase and assuming that such 2016 Revolving Commitment Increase is fully drawn, shall not exceed 3.50 to 1.00 as of the last day of the most recently ended LTM Period, (y) on a Pro Forma Basis immediately before and after giving effect to the 2016 Revolving Commitment Increase and assuming that such 2016 Revolving Commitment Increase is fully drawn, the Borrower shall be in compliance with the Financial

Performance Covenant at the level that is 0.25 to 1.00 below the then applicable covenant level (after giving effect to this Fifth Amendment) as of the end of the most recently ended Test Period and (z) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (x) and (y) above, together with reasonably detailed calculations demonstrating compliance with such clauses (x) and (y).

F. Each Loan Party listed on the signatures pages hereof consents to the terms hereof and hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in the Collateral granted by it pursuant to the Security Documents). Each of the Loan Parties party hereto (in its capacity as debtor, grantor, pledger, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be) hereby (i) acknowledges and agrees that this Fifth Amendment does not constitute a novation or termination of the “Secured Obligations” under the Collateral Agreement or other Loan Documents as in effect prior to the Fifth Amendment Effective Date and which remain outstanding as of the Fifth Amendment Effective Date, (ii) acknowledges and agrees that the “Secured Obligations” under the Collateral Agreement and the other Loan Documents (as amended hereby) are in all respects continuing, (iii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), (iv) to the extent such Loan Party granted Liens on any of its Collateral pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Secured Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens are in all respects continuing and in full force and effect and shall continue to secure all of the “Secured Obligations” under the Collateral Agreement or other Loan Documents, including, without limitation, all of the Secured Obligations as amended hereby and (v) agrees that this Fifth Amendment shall in no manner impair or otherwise adversely affect any of such Liens.

Each Loan Party acknowledges and agrees that nothing in the Credit Agreement, this Fifth Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future waiver of the terms of the Credit Agreement.

G. From and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the “Credit Agreement,” shall mean and be a reference to the Credit Agreement, as amended by this Fifth Amendment.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fifth Amendment as of the date first above written.

Borrower:	SKINNYPOP POPCORN LLC

	By:	/s/ William Christ
	Name:	William Christ
	Title:	President

Holdings:	AMPLIFY SNACK BRANDS, INC.

	By:	/s/ Brian Goldberg
	Name:	Brian Goldberg
	Title:	CFO, Treasurer and Secretary

Subsidiary Loan Parties:	BOUNDLESS NUTRITION, LLC

	By:	/s/ Brian Goldberg
	Name:	Brian Goldberg
	Title:	Chief Financial Officer

PAQUI LLC

	By:	/s/ Brian Goldberg
	Name:	Brian Goldberg
	Title:	Chief Financial Officer

SkinnyPop – Signature Page to Fifth Amendment to Credit Agreement

JEFFERIES FINANCE LLC, as Administrative Agent

By:	/s/ Brian Buoye
Name:	Brian Buoye
Title:	Managing Director

SkinnyPop – Signature Page to Fifth Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a 2016 Revolving Commitment Increase Lender

By:	/s/ James Pritchett
Name:	James Pritchett
Title:	Authorized Officer

SkinnyPop – Signature Page to Fifth Amendment to Credit Agreement

SCHEDULE 1

2016 Revolving Commitment Increase Lenders	2016 Revolving Commitment Increase
JPMorgan Chase Bank, N.A.	$15,000,000.00
Total:	$15,000,000.00

SCHEDULE 2

Lenders	Revolving Commitment
CREDIT SUISSE AG, CAYMAN ISLAND	$5,650,000.00
GOLDMAN SACHS LENDING	$11,300,000.00
JBF JFIN REVOLVER CLO 2014 LTD	$4,000,000.00
JBF JFIN REVOLVER CLO 2015 LTD	$4,050,000.00
JPMORGAN CHASE BANK, N.A.	$15,000,000.00
Total:	$40,000,000.00